EXHIBIT 21




                  CONSOLIDATED FREIGHTWAYS CORPORATION
                SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                           December 31, 1999

 The significant subsidiaries of the Company were:

                                                         State or
                                             Percent of  Province or
                                             Stock Owned Country of
Significant Subsidiaries                     by Company  Incorporation

Consolidated Freightways
     Corporation of Delaware                    100      Delaware
   Canadian Freightways, Limited                100      Alberta, Canada
   Milne & Craighead, Inc.                      100      Alberta, Canada
   Canadian Freightways Eastern Limited         100      Ontario, Canada
   United Terminals Ltd.                        100      B.C., Canada
   Blackfoot Logistics Ltd.                     100      B.C., Canada
   Transport CFQI, Inc., d.b.a.
     Epic Express and Universal Contract
     Logistics                                  100      Quebec, Canada
   Click Express Inc.                           100      Alberta,Canada
   Interport Sufferance Warehouses              100      Ontario,Canada
   Panorama Mainland Ltd.                       100      Alberta,Canada
   724569 Alberta Ltd. d.b.a. Evergreen
     Logistics                                  100      Alberta,Canada
   Consolidadora De Fletes Mexico S.A. de C.V.   99      Mexico, D.F.
   Transportes CF Dominican Republic             34      Dominican Republic
   Transportes CF Guatemala S.A.                 99.9    Guatemala
   Transportes CF Costa Rica S.A.               100      Costa Rica
Leland James Service Corporation                100      Delaware
Redwood Systems, Inc.                           100      Delaware
   Redwood Systems Logistics de Mexico          100      Mexico - Jalisco
   Redwood Systems Services de Mexico           100      Mexico - Jalisco
Grupo Consolidated Freightways S.A. de C.V.     100      Mexico, D.F.
   CF Alfri-Loder, S. de R.L. de C.V.            50      Mexico - Nuevo Leon
   Transportes CF Alfri-Loder                    49      Mexico - Nuevo Leon
CF MovesU.com Incorporated                      100      Delaware